Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
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Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) HOLDS 2019 ANNUAL MEETING OF SHAREHOLDERS; REAFFIRMS 2019 FULL-YEAR REPORTED DILUTED EPS GUIDANCE OF AT LEAST $4.87 VERSUS $5.08 IN 2018, REFLECTING EX-CURRENCY LIKE-FOR-LIKE ADJUSTED GROWTH OF AT LEAST 8% VS. 2018 ADJUSTED DILUTED EPS OF $4.84

NEW YORK, May 1, 2019 – Philip Morris International Inc. (NYSE: PM) will host a live audio webcast of its 2019 Annual Meeting of Shareholders at www.pmi.com/2019annualmeeting today at 9:00 a.m. ET. The webcast will be in a listen-only mode. Louis C. Camilleri, Chairman of the Board, will address shareholders and answer questions. André Calantzopoulos, Chief Executive Officer, will give the business presentation, including an overview of PMI’s reduced-risk products strategy.

“We recorded a robust financial and strategic performance in 2018, demonstrating that the underlying strength of our combustible business is increasingly complemented by the tremendous opportunity of our smoke-free products – led by IQOS – to accelerate business growth,” said Mr. Calantzopoulos.

“Building on this overall performance last year, we are off to a promising start in 2019. Positive momentum for our combustible tobacco and smoke-free product portfolios drove total volume and share growth in the first quarter.”

“We are very pleased that, yesterday, the U.S. Food and Drug Administration confirmed that IQOS is appropriate for the protection of public health and has authorized it for sale in the United States. The FDA’s decision is a historic milestone and an important step forward for the approximately 40 million American men and women who smoke.”

“Regarding shareholder returns, dividends remain the primary use of our operating cash flow after capital expenditures. Last June, we increased our annual dividend for the eleventh consecutive year since the spin in 2008, representing a total increase of approximately 148% and a compound annual growth rate of 9.5%. And while dividends remain at the Board’s discretion, we are committed to generously rewarding our shareholders over time.”

PMI reaffirms its 2019 full-year reported diluted EPS guidance, provided on April 18, 2019, of at least $4.87 versus $5.08 in 2018. This guidance includes an unfavorable currency impact of approximately $0.14 per share, at then prevailing exchange rates.

	Full-Year
2019 EPS Forecast	2019 Forecast			2018		Adjusted Growth

Reported Diluted EPS	≥	$4.87	(a)	$5.08
2018 Tax items		—		0.02
2019 Asset impairment and exit costs		0.01		—
2019 Canadian tobacco litigation-related expense		0.09		—
2019 Loss on deconsolidation of RBH		0.12		—
Adjusted Diluted EPS		$5.09		$5.10
Net earnings attributable to RBH				(0.26)	(b)
Adjusted Diluted EPS		$5.09		$4.84	(c)
Currency		(0.14)

Adjusted Diluted EPS, excl. currency		$5.23		$4.84	(c)	≥8%

(a) Reflects the exclusion of previously anticipated net EPS of approximately $0.28 attributable to RBH from March 22, 2019 through December 31, 2019. The impact relating to the eight-day stub period was not material.

(b) Net reported diluted EPS attributable to RBH from March 22, 2018 through December 31, 2018.
(c) Pro forma.
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, further developments pertaining to the judgment in the two Québec Class Action lawsuits and the Companies’ Creditors Arrangement Act (CCAA) protection granted to Rothmans, Benson & Hedges Inc., and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section below represent continuing risks to these projections.

Final voting results will be included in a Form 8-K that PMI will file with the SEC within the next few days.

An archived copy of the audio webcast of PMI’s Annual Meeting of Shareholders will be available until 5:00 p.m. ET on Thursday, May 30, 2019 at www.pmi.com/2019annualmeeting. Presentation slides and script will also be available at the same website address.

Forward-Looking and Cautionary Statements
The presentation, related discussion and this release contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.

PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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Philip Morris International: Delivering a Smoke-Free Future

Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heat-not-burn and nicotine-containing vapor products. As of March 31, 2019, PMI estimates that approximately 7.3 million adult smokers around the world have already stopped smoking and switched to PMI’s heat-not-burn product, which is currently available for sale in 47 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.